UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-1111329
(State of incorporation or organization)	(IRS Employer Identification No.)

177 Huntington Avenue
Boston, Massachusetts	02115
(Address of principal executive offices)	(zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-174139
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
     A description of the common stock, par value $0.01 per share (the “Common Stock”), of Carbonite, Inc., a Delaware corporation (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-174139), initially filed with the United States Securities and Exchange Commission on May 12, 2011, as amended by any amendments to such Registration Statement, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.
Item 2. Exhibits
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARBONITE, INC.
Date: August 1, 2011	By:	/s/ David Friend
		Name:	David Friend
		Title:	Chief Executive Officer